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                                                                    Exhibit 23.1

                            INDEPENDENT AUDITOR'S CONSENT

To the Board Of Directors
FiberChem, Inc.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-2 of our report dated November 21, 1998, except for Note 12, as to which the date is December 22, 1998, on the financial statements of FiberChem, Inc. as of September 30, 1998 which appear in such prospectus. We also consent to the reference to our firm under the caption "Experts" in such prospectus.


                                   GOLDSTEIN GOLUB KESSLER LLP
                                   New York, New York

                                   May 7, 1999












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